 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 18, 2008

POLYDEX PHARMACEUTICALS LIMITED
(Exact name of registrant as specified in its charter)

Commonwealth of the Bahamas	1-8366	None
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

421 Comstock Road Toronto, Ontario, Canada	M1L 2H5
(Address of principal executive offices)	(Zip Code)

(416) 755-2231
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On January 18, 2008, Polydex Pharmaceuticals Limited (the “Company”) received a notice from the Staff of the NASDAQ Stock Market (“NASDAQ”) stating that for 30 consecutive business days, the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion on the NASDAQ Capital Market under Marketplace Rule 4310(c)(4).

In accordance with NASDAQ Marketplace Rule 4310(c)(8)(D), the Company has 180 calendar days, or until July 14, 2008, to regain compliance. If at any time before July 14, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of ten consecutive business days, NASDAQ will notify the Company that it has achieved compliance with the minimum bid price rule.

If the Company does not regain compliance with the minimum bid price rule by July 14, 2008, NASDAQ will determine whether the Company meets the initial listing criteria for the NASDAQ Capital Market other than the minimum bid price requirement. If the Company meets such criteria, it will be afforded an additional 180 calendar days in order to regain compliance with the minimum bid price rule.

A copy of the press release issued with respect to this matter is attached as Exhibit 99.1 hereto and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit

99.1	Press Release of the Company dated January 22, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 22, 2008

POLYDEX PHARMACEUTICALS LIMITED

By:          /s/ George G. Usher
George G. Usher
Chairman, President and
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
99.1	Press Release of the Company dated January 22, 2008.